                                                                      EXHIBIT 11


                            SS&C TECHNOLOGIES, INC.

            STATEMENT REGARDING THE COMPUTATION OF NET INCOME (LOSS)
                  PER COMMON AND COMMON EQUIVALENT SHARES (4)

                                                                    THREE MONTHS ENDED              NINE MONTHS ENDED
                                                                    ------------------              -----------------
                                                                September       September       September       September
                                                                30, 1995        30, 1996        30, 1995        30, 1996
Historical - Primary (1):
        Weighted average issued common and
        preferred stock outstanding (2)...................      5,767,570       12,297,920      5,447,570       11,000,439
        Weighted average cheap stock (3)..................        484,380               --        484,380               --
        Weighted average common stock equivalents.........             --               --             --               --
        Less: Assumed purchase of treasury stock..........             --               --             --               --
                                                               ----------       ----------     ----------       ----------
              Weighted average number of common and
                common equivalent shares outstanding......      6,251,950       12,297,920      5,931,950       11,000,439
                                                               ==========       ==========     ==========       ==========
Net loss..................................................    $  (139,000)     $  (433,000)   $(4,524,000)     $   (21,000)
                                                               ==========       ==========     ==========       ==========
Net loss per share........................................    $     (0.02)     $     (0.04)   $     (0.76)     $      0.00
                                                               ==========       ==========     ==========       ==========

Pro forma(1)

        Weighted average issued common and
        preferred stock outstanding.......................      9,094,170       12,297,920      8,257,063       11,000,439
        Weighted average cheap stock (3)..................        484,380               --        484,380               --
        Weighted average common stock equivalents.........             --               --             --               --
        Less: Assumed purchase of treasury stock..........             --               --             --               --
                                                               ----------       ----------     ----------       ----------
              Weighted average number of common and
                common equivalent shares outstanding......      9,578,550       12,297,920      8,741,443       11,000,439
                                                               ==========       ==========     ==========       ==========
Net loss..................................................    $  (139,000)     $  (433,000)   $(4,524,000)     $   (21,000)
                                                               ==========       ==========     ==========       ==========
Net loss per share........................................    $     (0.01)     $     (0.04)   $     (0.52)     $      0.00
                                                               ==========       ==========     ==========       ==========

Notes:
(1) All common and common equivalent share amounts have been restated to reflect the 10-for-1 stock split effected in connection with the Company's reincorporation, as if in effect from the date of issuance.

(2) All shares of convertible preferred stock are considered common stock equivalents and are included using the if-converted method, adjusted for the 10-for-1 stock split, except where their effect would be anti-dilutive.

(3) In accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 83, issuances of common stock and common stock equivalents, within one year prior to the initial filing of the registration statement, at share prices below the assumed initial public offering price are considered to have been made in anticipation of the contemplated public offering. Accordingly, these stock issuances are treated as if issued and outstanding, using the treasury stock method for options, for all periods prior to the initial filing of the registration statement in April 1996.

(4) Fully diluted net loss per common and common equivalent shares is not presented as it is the same as historical net loss per common and common equivalent shares for all periods presented.

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